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                                                                  [LETTERHEAD]

CHIRON



                                                                  LAW DEPARTMENT


                              CONSULTING AGREEMENT

         THIS AGREEMENT is made effective as of February 25, 2000 by and between Chiron Corporation ("CHIRON"), 4560 Horton Street, Emeryville, California 94608, and William J. Rutter, Ph.D. ("DR. RUTTER"), with a mailing address at 111 Telegraph Hill Blvd., San Francisco, California 94133, as follows:


                                    RECITALS

         WHEREAS, Dr. Rutter has served with great distinction as a founder and as Chairman of the Chiron Board of Directors since it was created in 1981. He has contributed directly to its success through his leadership, scientific vision and management skills. He has made and assisted others in making inventions that are transforming the practice of medicine and provide the foundation for Chiron's success and the value realized by its stockholders. Dr. Rutter will retire from his position as a Chiron officer and employee on February 25, 2000; and

         WHEREAS, Chiron wishes to retain Dr. Rutter as a consultant for at least one (1) year following his retirement and Dr. Rutter is willing to so serve;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth in the Agreement and herein, the parties agree as follows:

         1. TERM. Chiron hereby retains Dr. Rutter as a consultant, and Dr. Rutter hereby accepts such retention, commencing as of the date of this Agreement and expiring one (1) year thereafter. Either party may terminate this Agreement upon sixty (60) days written notice to the other party. At Chiron's request, Dr. Rutter may perform additional consulting services as mutually agreed upon by both parties.

         2. CONSULTING SERVICES. Dr. Rutter shall serve as a consultant to Chiron in the fields of providing management and direction of a strategic advisory board; consult and advise with respect to the international development of vaccines; and participate in the strategic review of possible mergers and acquisitions: (the "CONSULTING SERVICES").

         3.       COMPENSATION.

                  3.1. As compensation for his performance of the Consulting Services, Chiron will pay Dr. Rutter $200,000.00 per year, payable monthly in advance in the amount of $16,666.67. During the


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term of this Agreement, Dr. Rutter shall devote such time and effort as
Chiron reasonably may request in performing the Consulting Services. In addition, Chiron shall reimburse Dr. Rutter for reasonable out-of-pocket expenses incurred in performing the Consulting Services, including travel, accommodation and related expenses in accordance with the Chiron Corporate Travel Policy attached hereto as Exhibit A and incorporated herein. Chiron's checks shall be made payable to "William J. Rutter, Ph.D.", Social Security
Number: ###-##-####, and mailed to the address provided above.

                  3.2. During the term of this Agreement, Chiron will provide Dr. Rutter with reasonable administrative support including office space in Emeryville, telephone, PC workstation and shared administrative support.

         4. OUTSIDE EMPLOYMENT. Chiron acknowledges that during the term of this Agreement Dr. Rutter may be employed by other companies and may provide consulting services to one or more other institutions. Dr. Rutter represents that he is not and shall not become a party to any agreement which conflicts with the duties hereunder. Chiron may terminate this Agreement if in its reasonable opinion the performance of such work will conflict with its interests. Dr. Rutter shall not disclose to Chiron any inventions, trade secrets, or other information of third parties that Dr. Rutter does not have the right to disclose and that Chiron is not free to use without liability.

         5. INVENTIONS AND WORK PRODUCT. Dr. Rutter shall keep separate and segregated from other work all documents, records, notebooks and correspondence arising from his performance of the Consulting Services. Upon expiration or termination of this Agreement, all such documents and material, including copies thereof, whether prepared by Dr. Rutter or others, will be delivered to Chiron.

                  5.1. An "INVENTION" shall mean and refer to any composition of matter, device, process, treatment, or improvement thereof discovered, created, made, conceived, or reduced to practice ("INVENTED") by Dr. Rutter, whether patentable or not, during the term of this Agreement and which:
(i) was Invented with the equipment, supplies, facilities, or Confidential Information of Chiron or those acting on its behalf, or (ii) was Invented by Dr. Rutter as a direct result of performing the Consulting Services, or (iii) resulted from any work performed by Dr. Rutter for Chiron under this Agreement.

                  5.2. "WORK PRODUCT" shall mean and refer to any records, reports or other documents, charts, or other materials, whether written, graphic, or in the form of electronic media, written, edited or otherwise created by Dr. Rutter resulting from his performance of the Consulting Services.

                  5.3. Chiron shall own all right, title and interest in all Work Product and Inventions, all of which will be deemed Chiron Confidential Information as defined in Article 6 herein. Dr. Rutter shall promptly and without royalty, but at Chiron's expense: (i) disclose to Chiron all information with respect to all Work Product and Inventions, (ii) execute all applications, assignments, and other


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instruments and do such other acts that Chiron may deem necessary to obtain and maintain patents, copyrights, and similar rights anywhere in the world, and (iii) provide Chiron with evidence needed in any legal proceedings regarding the Work Product and any Invention.

         6.       CONFIDENTIALITY.

                  6.1. CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" shall mean all information relating to Chiron's proprietary materials, research and development data and plans, proprietary technologies, intellectual property, business or research strategies, trade secrets and material embodiments thereof, and manufacturing processes and technologies disclosed by Chiron to Dr. Rutter.

                  6.2. CONFIDENTIALITY AND NON-USE. Dr. Rutter shall not disclose the Confidential Information to any third party. Dr. Rutter shall use Chiron's Confidential Information solely for his performance of the Consulting Services, unless otherwise mutually agreed in writing. Upon request by Chiron, Dr. Rutter shall return or destroy, at Chiron's option, all Confidential Information, including any notes, copies, summaries or extracts thereof.

                  6.3. EXCLUSIONS. Confidential Information shall not include information that: (i) is shown by contemporaneous documentation of Dr. Rutter to have been in his rightful possession prior to receipt from Chiron;
(ii) is or becomes, through no fault of Dr. Rutter, publicly known; (iii) is furnished to Dr. Rutter by a third party without breach of a duty to Chiron;
(iv) is independently developed by Dr. Rutter without access to or reliance upon the Confidential Information; or (v) which Dr. Rutter is required to disclose such information by law, order or regulation of a governmental agency or a court of competent jurisdiction or international authority (after providing Chiron with reasonable notice of such requirement to divulge and with an opportunity to obtain a protective order).

         7. NOTICE. Any notice to Chiron shall be addressed as follows or as shall be specified by a party in writing:

If to Chiron:                                    If to Dr. Rutter:

 Chiron Corporation                              William J. Rutter, Ph.D.
 4560 Horton Street                              111 Telegraph Hill Blvd.
 Emeryville, California 94608                    San Francisco, California 94133
 Attention: General Counsel
 With a copy to:    Supervisor,
                    Contracts Administration,
                    Law Department

         8. AMENDMENT, TERMINATION AND SURVIVAL. This Agreement may be amended or renewed only with the written agreement of both parties. The terms and obligations of Articles 5 and 6 shall survive termination or expiration of this Agreement.

         9. ASSIGNMENT AND GOVERNING LAW. This Agreement and any rights under it may not be assigned by Dr. Rutter without Chiron's prior written consent. Any unauthorized attempt to assign by


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Dr. Rutter shall be void. Chiron party may freely assign this Agreement, upon written notice to Dr. Rutter, to any person or entity who acquires all or substantially all of Chiron's business or assets (or of the business division or product line of such party to which the Consulting Services primarily relate). This Agreement shall be governed by the laws of the State of California without regard to its choice of law principles.

         10. NOT AN EMPLOYEE. Dr. Rutter is an independent contractor and is not an employee or agent of Chiron. Dr. Rutter shall not be entitled to any benefits or compensation from Chiron except as set forth in this Agreement, and shall in no event be entitled to any fringe benefits payable to employees of Chiron. Dr. Rutter shall be solely responsible for meeting his tax requirements. Additionally, nothing contained in this Agreement shall entitle Dr. Rutter to the right or authority to make any representation on behalf of or bind Chiron to others in any manner, or to use Chiron's name or trademarks in any public disclosure, without Chiron's prior written permission.

         11. WAIVER AND SEVERABILITY. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. In the event of a conflict between the provisions in the body of this Agreement and any attachments, the terms in the body of this Agreement will control.

         12. ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties relating to the Consulting Services. Dr. Rutter acknowledges that nothing in this Agreement shall affect any of his obligations under any of his prior agreements with Chiron.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


CHIRON CORPORATION                                 WILLIAM J. RUTTER, PH.D.


By:   /s/ William G. Green                         /s/ William J. Rutter
   ---------------------------------------         ----------------------------
      William G. Green                             Signature
      Senior Vice President, General Counsel
         and Secretary


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